Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Fourth Quarter and Full Year 2016 Financial Results

New York, NY – February 23, 2017 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), an internally-managed net lease real estate investment trust, today reported its financial results for the fourth quarter and full year ended December 31, 2016.

Total Company

•	Net income attributable to W. P. Carey of $47.7 million, or $0.44 per diluted share, for the fourth quarter and $267.7 million, or $2.49 per diluted share, for 2016

•	AFFO of $131.5 million, or $1.22 per diluted share, for the fourth quarter and $547.7 million, or $5.12 per diluted share, for 2016

•	Quarterly cash dividend raised to 99 cents per share, equivalent to an annualized dividend rate of $3.96 per share

•	2017 full year AFFO guidance range of $5.10 to $5.30 per diluted share announced

Business Segments

Owned Real Estate

•	Segment net income attributable to W. P. Carey of $40.4 million for the fourth quarter and $252.4 million for 2016

•	Segment AFFO of $127.4 million, or $1.18 per diluted share, for the fourth quarter and $518.7 million, or $4.85 per diluted share, for 2016

•	Completed investments totaling $158.2 million during the fourth quarter, bringing total investment volume for 2016 to $544.1 million

•	Disposed of 21 properties primarily related to one tenant for total proceeds of $157.5 million during the fourth quarter, bringing total dispositions for 2016 to $636.1 million

•	Weighted-average lease term extended to 9.7 years

W. P. Carey Inc. 12/31/2016 Earnings Release 8-K – 1

•	Portfolio occupancy of 99.1%

Investment Management

•	Segment net income attributable to W. P. Carey of $7.3 million for the fourth quarter and $15.4 million for 2016

•	Segment AFFO of $4.1 million, or $0.04 per diluted share, for the fourth quarter and $29.0 million, or $0.27 per diluted share, for 2016

•	Assets under management of $12.9 billion

Capitalization & Balance Sheet – Subsequent to Year End

•	Issued €500 million of 2.250% Senior Unsecured Notes due 2024

•
Amended and restated existing unsecured credit facility increasing capacity to $1.85 billion, consisting of a $1.5 billion revolving line of credit, a €236.3 million ($250.0 million equivalent) term loan and a $100.0 million multi-currency delayed draw term loan

MANAGEMENT COMMENTARY

“Since the start of 2016, we have accomplished several important objectives: transitioning toward higher-quality revenue streams, implementing sustainable expense reductions, enhancing the quality of our real estate portfolio, and continuing to strengthen and add flexibility to our balance sheet," said Mark J. DeCesaris, Chief Executive Officer of W. P. Carey. “Furthermore, I am pleased to report that we increased AFFO per diluted share to $5.12 for 2016 and expect to generate between $5.10 and $5.30 for 2017.

“From an operational standpoint, we continued to move our revenue mix away from one-time structuring revenues and towards recurring lease revenues and asset management fees. We also improved efficiency throughout the company, implementing a sustainable 20% reduction in G&A expenses.

“We remained focused on proactive asset management, improving asset criticality within the portfolio and extending its weighted-average lease term, both of which we believe will enhance long-term value. Our recent bond issuances and the extension of our credit facility increased our weighted-average debt maturity, while lowering interest expense and enabling us to grow our unencumbered asset pool.”

QUARTERLY FINANCIAL RESULTS

Revenues

•
Total Company: Revenues excluding reimbursable costs (net revenues) for the 2016 fourth quarter totaled $202.5 million, down 12.9% from $232.4 million for the 2015 fourth quarter, due primarily to lower net revenues from Owned Real Estate.

•
Owned Real Estate: Owned Real Estate revenues excluding reimbursable tenant costs (net revenues from Owned Real Estate) for the 2016 fourth quarter were $165.3 million, down 14.0% from $192.2 million for the 2015 fourth quarter, due primarily to $15.0 million of lease termination income recognized during the prior-year period related to a property held for sale as of December 31, 2015 and sold during the first quarter of 2016, and lower lease revenues resulting from planned dispositions.

•
Investment Management: Investment Management revenues excluding reimbursable costs (net revenues from Investment Management) for the 2016 fourth quarter were $37.2 million, down 7.5% from $40.2 million for the 2015 fourth quarter, due primarily to lower structuring revenues resulting from a combination of lower investment activity on behalf of the Managed Programs overall and a lower proportion of investments on behalf of the CPA® REITs (which earn a higher structuring fee rate than that of the other Managed Programs), partly offset by higher asset management revenue as a result of growth in assets under management.

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Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2016 fourth quarter was $47.7 million, down 6.5% compared to $51.0 million for the 2015 fourth quarter, due primarily to lower net revenues and a reversal of reserves for foreign real estate transfer taxes during the prior-year period, partly offset by a lower provision for income taxes, an allowance for credit losses recorded during the prior-year period and lower interest expense.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2016 fourth quarter was $1.22 per diluted share, down 3.9% from $1.27 per diluted share for the 2015 fourth quarter, due primarily to (i) lower lease revenues resulting from planned dispositions; and (ii) lower structuring revenues, partly offset by (i) higher asset management fees and distributions of available cash from the Company’s interests in the operating partnerships of the Managed Programs resulting from growth in assets under management; and (ii) lower interest expense resulting from a lower weighted-average interest rate on the Company’s debt.

•	Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on December 7, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.99 per share, equivalent to an annualized dividend rate of $3.96 per share. The dividend was paid on January 13, 2017 to stockholders of record as of December 30, 2016.

FULL YEAR FINANCIAL RESULTS

Revenues

•
Total Company: Net revenues for the 2016 full year totaled $849.7 million, down 1.2% from $859.7 million for the 2015 full year, due primarily to lower net revenues from Investment Management, partly offset by higher net revenues from Owned Real Estate.

•
Owned Real Estate: Net revenues from Owned Real Estate for the 2016 full year totaled $729.9 million, up 2.4% from $712.6 million for the 2015 full year, due primarily to higher lease termination income resulting from the disposition of a property during the first quarter of 2016 and higher lease revenues as a result of real estate acquisitions.

•
Investment Management: Net revenues from Investment Management for the 2016 full year totaled $119.7 million, down 18.6% from $147.1 million for the 2015 full year, due primarily to lower structuring revenues resulting from a combination of lower investment activity on behalf of the Managed Programs and a lower proportion of investments on behalf of the CPA® REITs (which earn a higher structuring fee rate than that of the other Managed Programs), partly offset by higher asset management revenue as a result of growth in assets under management.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2016 full year totaled $267.7 million, up 55.4% compared to $172.3 million for the 2015 full year, due primarily to a $71.3 million aggregate gain on sale of real estate recognized in 2016, a lower provision for income taxes, lower general and administrative expenses and lower interest expense, partly offset by higher impairment charges, a reversal of reserves for foreign real estate transfer taxes during 2015 and lower net revenues.

AFFO

•
AFFO for the 2016 full year totaled $5.12 per diluted share, up 2.6% compared to $4.99 per diluted share for the 2015 full year, due primarily to (i) lower general and administrative expenses resulting from cost reduction initiatives implemented in 2016; (ii) higher asset management fees and distributions of available cash from the Company’s interests in the operating partnerships of the Managed Programs as a result of growth in assets under

W. P. Carey Inc. 12/31/2016 Earnings Release 8-K – 3

management; and (iii) lower interest expense resulting from a lower weighted-average interest rate on the Company’s debt, partly offset by lower structuring revenues.

Dividends

•	Dividends declared during 2016 totaled $3.93 per share, an increase of 2.6% compared to total dividends declared during 2015 of $3.83 per share.

AFFO GUIDANCE

•	For the 2017 full year, the Company expects to report AFFO of between $5.10 and $5.30 per diluted share, based on the following key assumptions:

(i)	acquisitions for the Company’s Owned Real Estate portfolio of between $450 million and $650 million;

(ii)	dispositions from the Company’s Owned Real Estate portfolio of between $350 million and $550 million;

(iii)	acquisitions on behalf of the CPA® REITs of between $300 million and $500 million; and

(iv)	acquisitions on behalf of other Managed Programs of between $400 million and $700 million.

BALANCE SHEET AND CAPITALIZATION

Euro-Denominated Bond Issuance – Subsequent to Year End

•
As previously announced, on January 19, 2017 the Company completed an underwritten public offering of €500 million aggregate principal amount of 2.250% Senior Notes due July 19, 2024, issued by its wholly owned subsidiary, WPC Eurobond B.V., and guaranteed by W. P. Carey Inc. The Company used the net proceeds from this offering to reduce amounts outstanding under its senior unsecured credit facility.

Senior Unsecured Credit Facility – Subsequent to Year End

•
On February 22, 2017, the Company amended and restated its senior unsecured credit facility, increasing the capacity under the facility to $1.85 billion. The facility is comprised of a $1.5 billion revolving line of credit maturing in four years with two six-month extension options, a €236.3 million ($250.0 million equivalent) term loan maturing in five years, and a $100.0 million delayed draw term loan also maturing in five years. The delayed draw term loan may be drawn within one year and allows for borrowings in U.S. dollars, euros or British pounds sterling.

“At The Market” (ATM) Offering Program

•
During the 2016 fourth quarter, the Company did not issue any shares under its ATM program, leaving the total shares issued under the program during 2016 unchanged at 1,249,836 shares of common stock at a weighted-average price of $68.52 per share, for net proceeds of approximately $84 million.

OWNED REAL ESTATE

Acquisitions

•
During the 2016 fourth quarter, the Company completed investments totaling $158.2 million, primarily comprised of one acquisition for $140.7 million and one build-to-suit project placed into service at a total cost of $13.8 million, bringing total investment volume for the year ended December 31, 2016 to $544.1 million, including transaction-related costs and fees.

Dispositions

•	During the 2016 fourth quarter, as part of its active capital recycling program, the Company disposed of 21

W. P. Carey Inc. 12/31/2016 Earnings Release 8-K – 4

properties primarily related to one tenant from its Owned Real Estate portfolio for total proceeds of $157.5 million, bringing total dispositions for the year ended December 31, 2016 to $636.1 million, before transaction-related costs and fees.

Composition

•
As of December 31, 2016, the Company’s Owned Real Estate portfolio consisted of 903 net lease properties, comprising 87.9 million square feet leased to 217 tenants, and two hotel operating properties. As of that date, the weighted-average lease term of the net lease portfolio was 9.7 years and the occupancy rate was 99.1%.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA®:17 – Global and CPA®:18 – Global (the CPA® REITs), Carey Watermark Investors Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2) (the CWI REITs, and together with the CPA® REITs, the Managed REITs), Carey Credit Income Fund (CCIF) and Carey European Student Housing Fund I, L.P. (CESH I, and together with the Managed REITs and CCIF, the Managed Programs).

Acquisitions

•
During the 2016 fourth quarter, the Company structured new investments totaling $511.2 million on behalf of the Managed Programs, including transaction-related costs and fees, bringing total investment volume on behalf of the Managed Programs for the year ended December 31, 2016 to $1.6 billion.

Assets Under Management

•	As of December 31, 2016, the Managed Programs had total assets under management of approximately $12.9 billion, up 17.3% from $11.0 billion as of December 31, 2015.

Net Investor Capital Inflows

•
During the 2016 fourth quarter, investor capital inflows for the Managed Programs, including Distribution Reinvestment Plan proceeds, net of redemptions, totaled $210.9 million, primarily into CWI 2 and CESH I, bringing total investor capital inflows for the 2016 full year to $730.7 million.

Product Update – Subsequent to Year End

•
During the 2017 first quarter, the Company decided to delay the introduction of CPA®:19 – Global, a diversified non-traded REIT, due to regulatory uncertainty surrounding the adoption of the Department of Labor’s fiduciary rule and the resulting impact on the market with regard to product choices, pricing and timing, which is currently in a state of flux.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2016 fourth quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on February 23, 2017.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please call to register at least 10 minutes prior to the start time.

Date/Time: Friday, February 24, 2017 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (US) or +1-201-689-8762 (international)

Audio Webcast: www.wpcarey.com/earnings

W. P. Carey Inc. 12/31/2016 Earnings Release 8-K – 5

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

* * * * *

W. P. Carey Inc.

W. P. Carey Inc. is a leading internally-managed net lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions primarily for companies in the U.S. and Europe. At December 31, 2016, the Company had an enterprise value of approximately $10.5 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of non-traded public and private investment programs with assets under management of approximately $12.9 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. DeCesaris, including statements regarding our operational efficiencies and cost reductions, including the sustainability thereof; lease maturities, residual risk, weighted-average lease term and other portfolio characteristics, including its quality and criticality, and the resulting creation of long-term value; growth in assets under management; annualized dividends; disposition and capital recycling plans, and the intended results thereof; investor capital inflows, including our access to capital markets and continued ability to sell shares under our ATM program, as well as our cost of debt, weighted-average maturities and interest expense levels and the resulting strength and flexibility of our balance sheet; adjusted funds from operations coverage and guidance, including underlying assumptions, our revenue mix; and anticipated future financial and operating performance and results, including underlying assumptions and estimates of growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2016. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

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W. P. Carey Inc. 12/31/2016 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets
(in thousands)

	December 31,
	2016	2015
Assets
Investments in real estate:
Real estate, at cost	$5,204,126	$5,309,925
Operating real estate, at cost	81,711	82,749
Accumulated depreciation	(484,437)	(381,529)
Net investments in properties	4,801,400	5,011,145
Net investments in direct financing leases	684,059	756,353
Assets held for sale	26,247	59,046
Net investments in real estate	5,511,706	5,826,544
Equity investments in the Managed Programs and real estate	298,893	275,473
Cash and cash equivalents	155,482	157,227
Due from affiliates (a)	299,610	62,218
In-place lease and tenant relationship intangible assets, net	826,113	902,848
Goodwill	635,920	681,809
Above-market rent intangible assets, net	421,456	475,072
Other assets, net	304,774	360,898
Total Assets	$8,453,954	$8,742,089

Liabilities and Equity
Liabilities:
Senior Unsecured Notes, net	$1,807,200	$1,476,084
Non-recourse debt, net	1,706,921	2,269,421
Senior Unsecured Credit Facility - Revolver	676,715	485,021
Senior Unsecured Credit Facility - Term Loan, net	249,978	249,683
Accounts payable, accrued expenses and other liabilities	266,917	342,374
Below-market rent and other intangible liabilities, net	122,203	154,315
Deferred income taxes	90,825	86,104
Distributions payable	107,090	102,715
Total liabilities	5,027,849	5,165,717
Redeemable noncontrolling interest	965	14,944

Equity:
W. P. Carey stockholders’ equity:
Preferred stock (none issued)	—	—
Common stock	106	104
Additional paid-in capital	4,399,651	4,282,042
Distributions in excess of accumulated earnings	(893,827)	(738,652)
Deferred compensation obligation	50,222	56,040
Accumulated other comprehensive loss	(254,485)	(172,291)
Total W. P. Carey stockholders’ equity	3,301,667	3,427,243
Noncontrolling interests	123,473	134,185
Total equity	3,425,140	3,561,428
Total Liabilities and Equity	$8,453,954	$8,742,089
__________

(a)
As of December 31, 2016, this amount includes short-term loans to our affiliates CWI 2 and CPA®:18 – Global totaling $237.6 million, including accrued interest. Subsequent to December 31, 2016 and through February 23, 2017, CWI 2 repaid in full the $210.0 million loan that was outstanding to us at December 31, 2016.

W. P. Carey Inc. 12/31/2016 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Revenues
Owned Real Estate:
Lease revenues	$157,105	$163,786	$169,476
Operating property revenues (a)	7,071	8,524	6,870
Reimbursable tenant costs	6,201	6,537	5,423
Lease termination income and other (b)	1,093	1,224	15,826
	171,470	180,071	197,595
Investment Management:
Reimbursable costs from affiliates	20,061	14,540	27,436
Asset management revenue	16,375	15,978	13,748
Structuring revenue	16,338	12,301	24,382
Dealer manager fees	2,623	1,835	2,089
Other advisory revenue	1,913	522	—
	57,310	45,176	67,655
	228,780	225,247	265,250
Operating Expenses
Depreciation and amortization	62,675	62,802	74,237
Reimbursable tenant and affiliate costs	26,262	21,077	32,859
General and administrative	24,230	15,733	24,186
Property expenses, excluding reimbursable tenant costs	10,956	10,193	20,695
Impairment charges	9,433	14,441	7,194
Subadvisor fees (c)	4,131	4,842	2,747
Dealer manager fees and expenses	3,808	3,028	3,519
Stock-based compensation expense	3,051	4,356	5,562
Property acquisition and other expenses (d) (e)	18	—	(20,097)
	144,564	136,472	150,902
Other Income and Expenses
Interest expense	(43,913)	(44,349)	(49,001)
Equity in earnings of equity method investments in the Managed Programs and real estate	16,476	16,803	12,390
Other income and (expenses)	(3,731)	5,101	(7,830)
	(31,168)	(22,445)	(44,441)
Income before income taxes and gain on sale of real estate	53,048	66,330	69,907
Provision for income taxes	(7,826)	(3,154)	(17,270)
Income before gain on sale of real estate	45,222	63,176	52,637
Gain on sale of real estate, net of tax	3,248	49,126	3,507
Net Income	48,470	112,302	56,144
Net income attributable to noncontrolling interests	(766)	(1,359)	(5,095)
Net Income Attributable to W. P. Carey	$47,704	$110,943	$51,049

Basic Earnings Per Share	$0.44	$1.03	$0.48
Diluted Earnings Per Share	$0.44	$1.03	$0.48
Weighted-Average Shares Outstanding
Basic	107,487,181	107,221,668	105,818,926
Diluted	107,715,965	107,468,029	106,383,786

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W. P. CAREY INC.
Full Year Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2016	2015
Revenues
Owned Real Estate:
Lease revenues	$663,463	$656,956
Lease termination income and other (b)	35,696	25,145
Operating property revenues (a)	30,767	30,515
Reimbursable tenant costs	25,438	22,832
	755,364	735,448
Investment Management:
Reimbursable costs from affiliates	66,433	55,837
Asset management revenue	61,971	49,984
Structuring revenue	47,328	92,117
Dealer manager fees	8,002	4,794
Other advisory revenue	2,435	203
	186,169	202,935
	941,533	938,383
Operating Expenses
Depreciation and amortization	276,510	280,315
Reimbursable tenant and affiliate costs	91,871	78,669
General and administrative	82,352	103,172
Impairment charges	59,303	29,906
Property expenses, excluding reimbursable tenant costs	49,431	52,199
Stock-based compensation expense	18,015	21,626
Subadvisor fees (c)	14,141	11,303
Dealer manager fees and expenses	12,808	11,403
Restructuring and other compensation (f)	11,925	—
Property acquisition and other expenses (d) (e)	5,377	(7,764)
	621,733	580,829
Other Income and Expenses
Interest expense	(183,409)	(194,326)
Equity in earnings of equity method investments in the Managed Programs and real estate	64,719	51,020
Other income and (expenses)	5,667	2,113
	(113,023)	(141,193)
Income before income taxes and gain on sale of real estate	206,777	216,361
Provision for income taxes	(3,288)	(37,621)
Income before gain on sale of real estate	203,489	178,740
Gain on sale of real estate, net of tax	71,318	6,487
Net Income	274,807	185,227
Net income attributable to noncontrolling interests	(7,060)	(12,969)
Net Income Attributable to W. P. Carey	$267,747	$172,258

Basic Earnings Per Share	$2.50	$1.62
Diluted Earnings Per Share	$2.49	$1.61
Weighted-Average Shares Outstanding
Basic	106,743,012	105,675,692
Diluted	107,073,203	106,507,652
__________

(a)
Comprised of revenues of $7.1 million from two hotels for the three months ended December 31, 2016; and revenues of $30.7 million from two hotels and $0.1 million from one self-storage facility for the year ended December 31, 2016. During the three months ended March 31, 2016, we sold our remaining self-storage facility.

(b)
Amounts for the three months and year ended December 31, 2015 include $15.0 million of lease termination income related to a property classified as held for sale as of December 31, 2015 and sold during the three months ended March 31, 2016. Amount for the year ended December 31, 2016 includes $32.2 million of lease termination income related to the property.

(c)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA®:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 30% of the initial acquisition fees and 100% of asset management fees paid to us by CPA®:18 – Global.

(d)
Amount for the three months ended December 31, 2015 includes expenses related to our formal strategic review of $4.5 million. Amounts for the years ended December 31, 2016 and 2015 include expenses related to our formal strategic review of $5.2 million and $5.7 million, respectively.

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(e)
Amounts for the three months and year ended December 31, 2015 include a reversal of $25.0 million of reserves for German real estate transfer taxes, of which $7.9 million was previously recorded as merger expenses in connection with our merger with one of our managed funds, CPA®:15, or the CPA®:15 Merger, in September 2012 and $17.1 million was previously recorded in connection with the restructuring of a German investment, Hellweg 2, in October 2013. At the time of the restructuring, we owned an equity interest in the Hellweg 2 investment, which we jointly owned with CPA®:16 – Global. In connection with our merger with another one of our managed funds, CPA®:16 – Global, or the CPA®:16 Merger, in January 2014, we acquired CPA®:16 – Global’s controlling interest in the investment. Therefore, the reversal related to the Hellweg 2 investment has been recorded in Property acquisition and other expenses in the consolidated financial statements for the three months and year ended December 31, 2015, since we now consolidate the Hellweg 2 investment.

(f)	Amount represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements.

W. P. Carey Inc. 12/31/2016 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Net income attributable to W. P. Carey	$47,704	$110,943	$51,049
Adjustments:
Depreciation and amortization of real property	61,373	61,396	72,729
Impairment charges	9,433	14,441	7,194
Gain on sale of real estate, net	(3,248)	(49,126)	(3,507)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(3,184)	(3,254)	(3,585)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO	1,059	1,354	1,275
Total adjustments	65,433	24,811	74,106
FFO Attributable to W. P. Carey (as defined by NAREIT)	113,137	135,754	125,155
Adjustments:
Above- and below-market rent intangible lease amortization, net	12,653	12,564	6,810
Other amortization and non-cash items (a) (b) (c)	5,584	(4,897)	1,714
Straight-line and other rent adjustments (d)	(4,953)	(5,116)	(17,558)
Stock-based compensation	3,051	4,356	5,562
Tax (benefit) expense – deferred	(2,433)	(2,999)	6,147
Realized losses on foreign currency	1,102	1,559	591
Amortization of deferred financing costs	926	1,007	630
Loss on extinguishment of debt	224	2,072	7,950
Property acquisition and other expenses (e) (f)	18	—	(20,097)
Allowance for credit losses	—	—	8,748
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO	2,810	261	3,473
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO (g)	(595)	(90)	6,426
Total adjustments	18,387	8,717	10,396
AFFO Attributable to W. P. Carey	$131,524	$144,471	$135,551

Summary
FFO attributable to W. P. Carey (as defined by NAREIT)	$113,137	$135,754	$125,155
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share	$1.05	$1.26	$1.18
AFFO attributable to W. P. Carey	$131,524	$144,471	$135,551
AFFO attributable to W. P. Carey per diluted share	$1.22	$1.34	$1.27
Diluted weighted-average shares outstanding	107,715,965	107,468,029	106,383,786

W. P. Carey Inc. 12/31/2016 Earnings Release 8-K – 11

W. P. CAREY INC.
Full Year Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2016	2015
Net income attributable to W. P. Carey	$267,747	$172,258
Adjustments:
Depreciation and amortization of real property	270,822	274,358
Gain on sale of real estate, net	(71,318)	(6,487)
Impairment charges	59,303	29,906
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(11,725)	(11,510)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO	5,053	5,142
Total adjustments	252,135	291,409
FFO Attributable to W. P. Carey (as defined by NAREIT)	519,882	463,667
Adjustments:
Straight-line and other rent adjustments (d)	(39,215)	(25,397)
Above- and below-market rent intangible lease amortization, net (h)	36,504	43,964
Tax (benefit) expense – deferred	(24,955)	1,617
Stock-based compensation	18,015	21,626
Restructuring and other compensation (i)	11,925	—
Allowance for credit losses	7,064	8,748
Property acquisition and other expenses (e) (f)	5,377	(7,764)
Loss on extinguishment of debt	4,109	5,645
Realized losses on foreign currency	3,671	818
Amortization of deferred financing costs	3,197	2,655
Other amortization and non-cash items (a) (b) (c)	(2,111)	960
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO	3,551	8,593
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO (g)	683	6,070
Total adjustments	27,815	67,535
AFFO Attributable to W. P. Carey	$547,697	$531,202

Summary
FFO attributable to W. P. Carey (as defined by NAREIT)	$519,882	$463,667
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share	$4.86	$4.35
AFFO attributable to W. P. Carey	$547,697	$531,202
AFFO attributable to W. P. Carey per diluted share	$5.12	$4.99
Diluted weighted-average shares outstanding	107,073,203	106,507,652
__________

(a)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

(b)
Effective July 1, 2016, the amortization of debt premiums and discounts, which was previously included in Other amortization and non-cash items, is included in Amortization of deferred financing costs. Prior periods are retrospectively adjusted to reflect this change. Amortization of debt premiums and discounts for the three months and year ended December 31, 2015 was $0.8 million and $3.0 million, respectively.

(c)
Amounts for the three months ended September 30, 2016 and year ended December 31, 2016 include an adjustment of $0.6 million to exclude a portion of a gain recognized on the deconsolidation of an affiliate.

(d)
Amounts for the three months and year ended December 31, 2015 include an adjustment of $15.0 million related to lease termination income recognized from a tenant in a domestic property that was sold during the three months ended March 31, 2016, which has been determined to be non-core income. Amount for the year ended December 31, 2016 includes an adjustment to exclude $27.2 million of the $32.2 million of lease termination income recognized from the property, as such amount has been determined to be non-core income. Amount for the year ended December 31, 2016 also reflects an adjustment to include $1.8 million of lease termination income received in December 2015 that represented core income for the three months ended March 31, 2016.

(e)
Amount for the three months ended December 31, 2015 includes expenses related to our formal strategic review of $4.5 million. Amounts for the years ended December 31, 2016 and 2015 include expenses related to our formal strategic review of $5.2 million and $5.7 million, respectively.

(f)
Amounts for the three months and year ended December 31, 2015 include a reversal of $25.0 million of reserves for German real estate transfer taxes, of which $7.9 million was previously recorded as merger expenses in connection with the CPA®:15 Merger in September 2012 and $17.1 million was previously recorded in connection with the restructuring of a German investment, Hellweg 2, in October 2013. At the time of the restructuring, we owned an equity interest in the Hellweg 2 investment, which we jointly owned with CPA®:16 – Global. In connection with the CPA®:16 Merger, we acquired CPA®:16 – Global’s controlling interest in the investment. Therefore, the reversal related to the Hellweg 2 investment has been recorded in Property acquisition and other expenses in the consolidated financial statements for the three months and year ended December 31, 2015, since we now consolidate the Hellweg 2 investment.

(g)	Amounts for the three months and year ended December 31, 2015 include CPA®:17 – Global’s $6.3 million share of the reversal of liabilities for German real estate transfer taxes, as described above.

(h)
Amount for the year ended December 31, 2016 includes an adjustment of $15.6 million due to the acceleration of a below-market lease from a tenant of a domestic property that was sold during the three months ended March 31, 2016.

(i)	Amount represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements.

W. P. Carey Inc. 12/31/2016 Earnings Release 8-K – 12

Non-GAAP Financial Disclosure

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries, and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as property acquisition and other expenses, which includes costs recorded related to the restructuring of Hellweg 2, the reversal of liabilities for German real estate transfer taxes that were previously recorded in connection with the CPA®:15 Merger, and our formal strategic review, certain lease termination income, and expenses related to restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements. We also exclude realized gains/losses on foreign exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 12/31/2016 Earnings Release 8-K – 13